Exhibit 32.1

                    Certification of Chief Executive Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this quarterly report on Form 10-QSB of United Tennessee Bankshares, Inc. I, Richard G. Harwood, President and Chief Executive Officer of United Tennessee Bankshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     2. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     3. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of United Tennessee Bankshares, Inc.

Date: May 10, 2004                                /s/ Richard G. Harwood
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                                                  Richard G. Harwood
                                                  President and
                                                  Chief Executive Officer